Exhibit 10.1

AMENDMENT TO SECURITY AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

          This Amendment to Security Agreement and Registration Rights Agreement (this “Amendment”) is made as of the 28th day of February, 2005 between Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) and Electric City Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

          WHEREAS, the parties hereto are all of the parties to that certain Security Agreement dated as of September 11, 2003 (as amended, modified or supplemented from time to time, the “Security Agreement”);

          WHEREAS, the parties hereto are all of the parties to that certain Registration Rights Agreement related to the Security Agreement (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”); and

          WHEREAS, Laurus and the Company have agreed to amend the Security Agreement and the Registration Rights Agreement in certain respects as set forth herein;

          NOW, THEREFORE, the parties hereto hereby agrees as follows:

          1. Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Security Agreement.

          2. Amendments and Agreements.

          (A) Section 2(a)(i) of the Security Agreement is hereby deleted in its entirety and the following new Section 2(a)(i) is hereby inserted in lieu thereof:

     “Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make loans (the “Loans”) to Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the “Reserves”) and (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves. The amount derived at any time from Section 2(a)(i)(y)(I) minus 2(a)(i)(y)(II) shall be referred to as the “Formula Amount”. Company shall execute and deliver to Laurus on the Closing Date a Minimum Borrowing Note and a Revolving Note evidencing the Loans funded on the initial funding date. From time to time thereafter, Company shall execute and deliver to Laurus immediately prior to the final funding of each additional $1,000,000 tranche of Loans allocated to any Minimum Borrowing Note issued by Company to Laurus after the date hereof (calculated on a cumulative basis for each such tranche) an additional Minimum Borrowing Note evidencing such tranche, substantially in the form of the Minimum Borrowing Note delivered by Company to Laurus on the Closing Date.

Notwithstanding anything herein to the contrary, whenever during the Term the outstanding balance on the Revolving Note should equal or exceed $1,000,000 to the extent that the outstanding balance on Minimum Borrowing Note shall be less than or equal to $1,000,000 (the difference of $2,000,000 less the actual balance of the Minimum Borrowing Note, the “Available Minimum Borrowing”), such portion of the balance of the Revolving Note as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, the Minimum Borrowing Note.”

          (B) Section 2(c) of the Security Agreement is hereby deleted in its entirety and the following new Section 2(c) is hereby inserted in lieu thereof:

     “(c) Minimum Borrowing Amount. After a registration statement registering the Registrable Securities has been declared effective by the SEC, conversions of the Minimum Borrowing Amount into the Common Stock of Company may be initiated as set forth in the respective Minimum Borrowing Note. From and after the date upon which any outstanding principal of the Minimum Borrowing Amount (as evidenced by the first Minimum Borrowing Note) is converted into Common Stock (the “First Conversion Date”), (i) corresponding amounts of all outstanding Loans (not attributable to the then outstanding Minimum Borrowing Amount) existing on or made after the First Conversion Date will be aggregated until they reach the sum of $1,000,000 and (ii) Company will issue a new (serialized) Minimum Borrowing Note to Laurus in respect of such $1,000,000 aggregation, and (iii) Company shall prepare and file a subsequent registration statement with the SEC to register shares of its common stock issuable upon conversion of such subsequent Minimum Borrowing Note as set forth in the Registration Rights Agreement.”

          (C) The definition of “Minimum Borrowing Amount” set forth in Annex A to the Security Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in lieu thereof:

                “Minimum Borrowing Amount” means (i) in the case of the initial Minimum Borrowing Note issued by the Company in favor of Laurus, $2,000,000 and (ii) in the case of each additional Minimum Borrowing Note issued by the Company in favor of Laurus, $1,000,000.

          (D) The definition of “Secured Convertible Revolving Note” set forth in Annex A to the Security Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in lieu thereof:

               “Secured Convertible Revolving Note” means that certain secured convertible revolving note substantially in the form of Exhibit C, duly completed, issued by the Company in favor of Laurus in the aggregate principal amount of Two Million Dollars ($2,000,000).

          (E) The definition of “Minimum Borrowing Notes” set forth in Annex A to the Security Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in lieu thereof:

               “Minimum Borrowing Note” shall mean each secured convertible minimum borrowing note substantially in the form of Exhibit B, duly completed, issued by the Company in favor of Laurus, each in a principal amount equal to the Minimum Borrowing Amount.

          (F) Laurus hereby agrees to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof (the “February 2005 Overadvance”). In connection with making such an Overadvance, for the period beginning on the date hereof and ending on January 2, 2006 or, if extended pursuant to the second proviso contained in this Section (F) below, the end of such extension period (the “February 2005 Overadvance Period”), Laurus hereby agrees (i) to waive compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement of the February 2005 Overadvance during the February 2005 Overadvance Period (but not thereafter), (ii) that, solely during the February 2005 Overadvance Period, the February 2005 Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement, and (iii) that the February 2005 Overadvance shall not be subject to the increased rate set forth in Section 5(b)(iv) of the Security Agreement for the February 2005 Overadvance Period; provided that the February 2005 Overadvance shall become subject to the increased rate set forth in Section 5(b)(iv) of the Security Agreement for the period from January 1, 2006 until such time as the aggregate outstanding amount of Loans are less than or equal the Formula Amount; provided further that, the February 2005 Overadvance Period shall be extended on a month to month basis if, on the first business day of each calendar month beginning on January 2, 2006 to and including the Maturity Date, (x) the February 2005 Overadvance continues to exist and (y) the average closing price of the Common Stock is greater than or equal to one hundred ten percent (110%) of the Fixed Conversion Price for the five most recently ended trading days occurring prior to each such first business day of such calendar month.

          (G) For the avoidance of doubt, the Company and Laurus hereby acknowledge and agree that the total amount of the Loans incurred by the Company from Laurus on or about the date hereof shall be incurred under the Minimum Borrowing Note issued by the Company to Laurus on the date hereof.

          (H) Exhibit B to the Security Agreement is hereby deleted in its entirety and Exhibit I to this Amendment is hereby inserted as the new Exhibit B to the Security Agreement. A new Exhibit C to the Security Agreement is hereby added to the Security Agreement in the form of Exhibit II to this Amendment.

          (I) The definition of “Filing Date” set forth in the Registration Rights Agreement is hereby deleted in its entirety and the following new definition of “Filing Date” is hereby inserted in lieu thereof:

               “Filing Date” means, with respect to (1) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon conversion of the Loans evidenced by a Minimum Borrowing Note issued by the Company to the Purchaser on February 28th, 2005, March 30th, 2005, (2) with respect to the shares of Common Stock issuable upon conversion of each $1,000,000 tranche of Loans evidenced by a Minimum

Borrowing Note funded after February 28th, 2005, the date which is thirty (30) days after the issuance of such Minimum Borrowing Note and (3) with respect to any additional shares of Common Stock issuable as a result of adjustments to the Fixed Conversion Price or Exercise Price, as applicable, made pursuant to Section 2.5 of the Revolving Note, Section 3.5 of the Minimum Borrowing Notes, or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price.

          3. Miscellaneous.

          (A) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (B) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Amendment.

          (C) Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

          (D) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (E) References. From and after the date of execution of this Amendment, any reference to the Security Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (F) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to either of the Security Agreement or the Registration Rights Agreement. Each of the Security Agreement and the Registration Rights Agreement, as modified hereby, remains in full force and effect and are hereby reaffirmed in all respects.

          (G) Construction. Each party acknowledges that its legal counsel participated in the preparation of this Amendment and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this

Amendment to favor any party against the other.

          (H) Effectiveness. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus and (ii) the issuance by the Company to Laurus of the Minimum Borrowing Note and the Secured Convertible Revolving Note in the form of Exhibits I and II, respectively, of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to the Security Agreement and Registration Rights Agreement as of the date first set forth above.

ELECTRIC CITY CORP.
By:	/s/ Jeffrey Mistarz
	Name:	Jeffrey Mistarz
	Title:	Chief Financial Officer & Treasurer

LAURUS MASTER FUND, LTD.
By:	/s/ David Grin
	Name:	David Grin
	Title:	Partner

EXHIBIT I TO AMENDMENT TO SECURITY AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

[See attached]

EXHIBIT II TO AMENDMENT TO SECURITY AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

[See attached]